Exhibit 4.2

Registration Rights Agreement Joinder

THIS JOINDER AGREEMENT (as amended, supplemented, replaced, restated or otherwise modified from time to time, this “Joinder Agreement”), dated as of December 19, 2014, is entered into by and among LIN Television Corporation, a Delaware corporation (“LIN Television”), Media General, Inc., a Virginia corporation (f/k/a Mercury New Holdco, Inc.) (“Media General”), the subsidiaries of LIN Television listed on the signature pages hereto (together with Media General, the “Guarantors”) and RBC Capital Markets, LLC, as representative (in such capacity, the “Representative”) of the Initial Purchasers (the “Initial Purchasers”) in connection with the offering and sale of the Securities. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement (as defined below).

WHEREAS, Media General Financing Sub, Inc., a Delaware corporation (the “Escrow Issuer”) and the Representative have executed and delivered that certain Registration Rights Agreement, dated November 5, 2014 (the “Registration Rights Agreement”); and

WHEREAS, LIN Television and the Guarantors, which initially were not parties thereto, have agreed to join in the Registration Rights Agreement upon the Assumption.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, LIN Television and the Guarantors hereby agree for the benefit of the Initial Purchasers, as follows:

1.     Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement, and acknowledges and agrees to: (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributed to such party in the Registration Rights Agreement and (iii) perform and observe all obligations and duties required of it pursuant to the Registration Rights Agreement, as if it were an original signatory to the Registration Rights Agreement.

2.     Representations and Warranties and Agreements. Each of the undersigned hereby represents and warrants to, and agrees with, the Initial Purchasers that it has all the requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this Joinder Agreement and that the consummation of the transactions contemplated hereby has been duly and validly authorized and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding in equity or at law).

3.     Counterparts. This Joinder Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by email, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof.

4.     Successors. This Joinder Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 6 of the Registration Rights Agreement, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

5.     Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Joinder Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Joinder Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

6.     Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

7.     Applicable Law. This Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Joinder Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7 shall affect any right that any party hereto or any Holder may otherwise have to bring any action or proceeding relating to this Joinder Agreement against any party hereto or its properties in the courts of any jurisdiction. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Joinder Agreement in any court referred to in this Section 7. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in the Registration Rights Agreement.

8.     Headings. The headings of the sections of this Joinder Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Joinder Agreement.

9.     Amendments. This Joinder Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

LIN TELEVISION CORPORATION,
as the Issuer

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to the Registration Rights Agreement Joinder]

GUARANTORS:

MEDIA GENERAL, INC. (f/k/a Mercury New Holdco, Inc.),
as the Guaranteeing Parent

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

MGOC, INC. (f/k/a Media General, Inc.)
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
BLOCKDOT, INC.
BIRMINGHAM BROADCASTING CO., INC.
MGDT, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
NES II, INC.
VIRGINIA PAPER MANUFACTURING CORP.
LAT, INC.
YBK, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YBT, INC.
YOUNG BROADCASTING SHARED SERVICES, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to the Registration Rights Agreement Joinder]

MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC

By:    MEDIA GENERAL OPERATIONS, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

BIRMINGHAM BROADCASTING (WVTM-TV), LLC

By:    BIRMINGHAM BROADCASTING CO., INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

MEDIA GENERAL BROACASTING, LLC

By:    MGOC, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

YOUNG BROADCASTING, LLC

By:    MEDIA GENERAL BROADCASTING, LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to the Registration Rights Agreement Joinder]

YOUNG BROADCASTING OF NASHVILLE, LLC

By:    YOUNG BROADCASTING OF KNOXVILLE, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

WATE, G.P.

By:    YOUNG BROADCASTING OF KNOXVILLE, INC.,
its Managing Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

By:    YBK, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to the Registration Rights Agreement Joinder]

WKRN, G.P.

By:    YOUNG BROADCASTING OF NASHVILLE, LLC,
its Managing Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

By:    YBT, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

KLFY, L.P.

By:    YOUNG BROADCASTING OF LOUISIANA, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to the Registration Rights Agreement Joinder]

WHTM ACQUISITION LLC
LIN DIGITAL MEDIA LLC

KXAN LLC

NORTH TEXAS BROADCASTING LLC

PRIMELAND LLC

WOOD TELEVISISION LLC
TVL BROADCASTING LLC

WTNH BROADCASTING LLC

INDIANA BROADCASTING, LLC

WAVY BROADCASTING, LLC

WIVB BROADCASTING, LLC

WWLP BROADCASTING, LLC

WOOD LICENSE CO., LLC

LIN OF ALABAMA, LLC

LIN OF COLORADO, LLC

LIN OF NEW MEXICO, LLC

LIN OF WISCONSIN, LLC

LIN LICENSE COMPANY, LLC

By:    LIN TELEVISION CORPORATION,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

LIN DIGITAL LLC

LIN MOBILE, LLC

FEDERATED MEDIA PUBLISHING LLC

By:    LIN DIGITAL MEDIA LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to the Registration Rights Agreement Joinder]

LIN TELEVISION OF TEXAS, INC.

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

KXTX HOLDINGS LLC

By:  NORTH TEXAS BROADCASTING LLC,

its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

TVL BROADCASTING OF RHODE ISLAND, LLC

LIN STUDIOS LLC

WDTN BROADCASTING, LLC

By:    TVL BROADCASTING LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to the Registration Rights Agreement Joinder]

LIN TELEVISION OF TEXAS, L.P.

By:    LIN TELEVISION OF TEXAS, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to the Registration Rights Agreement Joinder]

The foregoing Joinder Agreement is hereby

confirmed and accepted as of the date

first written above.

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several

Initial Purchasers listed in Schedule I

of the Registration Rights Agreement.

By:	/s/ James S. Wolfe
	Name:	James S. Wolfe
	Title:	Managing Director
Head of Global Leveraged Finance

[Signature Page to the Registration Rights Agreement Joinder]